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EXHIBIT 11.0


                        EXTENDICARE HEALTH SERVICES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
               (IN THOUSANDS, EXCEPT NUMBER OF SHARES OUTSTANDING)



                                                       Three Months ended                       Six Months ended
                                                             June 30                                June 30
                                                       1999               1998              1999                 1998
                                                   ------------       -----------       -----------           ----------
Net Earnings                                       $     (3,256)      $     2,301       $    (9,049)          $    4,208
Weighted Average Number of
   Common Shares Outstanding                                947               947               947                  947
                                                   ------------       -----------       -----------           ----------

Net earnings per Common Share                      $         (3)      $         2       $       (10)          $        4
                                                   ============       ===========       ===========           ==========


The Company does not have a complex capital structure and therefore, only has basic earnings per share.